Exhibit 99.1

CONTACTS:
Danny Herron Advanced Energy Industries, Inc. 970.407.6570 danny.herron@aei.com	Annie Leschin/Vanessa Lehr Advanced Energy Industries, Inc. 970.407.6555 ir@aei.com
ADVANCED ENERGY ANNOUNCES GARRY ROGERSON TO JOIN AS CEO;
DR. HANS BETZ TO RETIRE
Fort Collins, Colo., August 2, 2011 — Advanced Energy Industries, Inc. (Nasdaq GM: AEIS) today announced that its board of directors has appointed Garry Rogerson, Ph.D., as the Company’s new chief executive officer and board member, effective as of August 4, 2011. Dr. Hans Betz, Advanced Energy’s chief executive officer since 2005, will continue as an advisor until December 31, 2011.
“I am excited to join the rest of the leadership team at Advanced Energy,” said Garry Rogerson. “I share their vision for growth in both the thin films and renewables business units. I look forward to the challenge of achieving the Company’s goals and continuing Advanced Energy’s unrivaled commitment to customers and innovation which affords us tremendous prospects for the future.”
Garry is chairman of the board of Coherent Inc., and has served on Coherent’s board since 2005. Garry was chief executive officer of Varian, Inc., a major supplier of scientific instruments and vacuum products from February 2004, and Varian’s chairman and CEO from 2009 until the purchase of Varian by Agilent Technologies, Inc. in May 2010. Garry served as Varian’s chief operating officer from 2002 to 2004, as senior vice president, Scientific Instruments from 2001 to 2002, and as vice president, Analytical Instruments from 1999 to 2001. Garry received an honors degree and Ph.D. from the University of Kent at Canterbury, Great Britain.
“After six years as CEO of Advanced Energy, I am retiring,” said Dr. Hans Betz. “We have built a stronger, more focused company that is well positioned for the future. The strength and growth of our two business units, thin films and renewables, was made possible by the efforts and support of our employees, customers and investors. I want to take this opportunity to thank them all. I am very proud of our accomplishments and feel that now is the appropriate time for me to hand over leadership to Garry. Garry is an outstanding choice to lead the Company in its next stage of growth. We have planned a well-organized transition and I will be available until the end of 2011 to assist Garry.”

“We are very proud of Hans’ dedication and service to Advanced Energy over the last six years,” said Doug Schatz, chairman of the board of directors of Advanced Energy. “Hans has led the Company through a period of significant growth and strategic diversification that lays the ground work for Garry and the team to continue this track record of success. We’re delighted to have Garry join us as CEO. He brings a great deal of valuable experience and a proven track record of strategic leadership. We are confident that Garry will drive long-term growth for Advanced Energy by leveraging our heritage of technology leadership and customer satisfaction.”
About Advanced Energy
Advanced Energy (NASDAQ: AEIS — News) is a global leader in innovative power and control technologies for thin-film manufacturing and high-growth solar-power generation. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
Forward-Looking Language
Advanced Energy’s expectations with respect to statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These include statements regarding the expected future performance of the Company and leadership transition. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks associated with Advanced Energy’s business, industry and stock are described in Advanced Energy’s Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC’s website at www.sec.gov. Copies may also be obtained from Advanced Energy’s website at www.advancedenergy.com or by contacting Advanced Energy’s investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. Advanced Energy assumes no obligation to update the information in this press release.